Exhibit 10.2

Execution Version

RECEIVABLES PURCHASE AGREEMENT

between

FORD MOTOR CREDIT COMPANY LLC,
as Sponsor

and

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

Dated as of January 1, 2016

i

RECEIVABLES PURCHASE AGREEMENT, dated as of January 1, 2016 (this “Agreement”), between FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Sponsor, and FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as Depositor.

BACKGROUND

In the normal course of its business, Ford Credit purchases retail installment sale contracts secured by new and used cars, light trucks and utility vehicles from motor vehicle dealers.

In connection with a securitization transaction sponsored by Ford Credit in which the Issuer will issue Notes secured by a pool of Receivables consisting of retail installment sale contracts, Ford Credit has determined to sell a pool of Receivables and related property to the Depositor, who will sell them to the Issuer.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Sale and Servicing Agreement, dated as of January 1, 2016, among Ford Credit Auto Owner Trust 2016-A, as Issuer, Ford Credit Auto Receivables Two LLC, as Depositor, and Ford Motor Credit Company LLC, as Servicer.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

ARTICLE II
SALE AND PURCHASE OF PURCHASED PROPERTY

Section 2.1.                                 Sale of Purchased Property.  Effective on the Closing Date and immediately before the transactions under the Sale and Servicing Agreement, the Trust Agreement and the Indenture, the Sponsor sells and assigns to the Depositor, without recourse (other than the Sponsor’s obligations under this Agreement), all of the Sponsor’s right, title and interest, whether now owned or later acquired, in the Purchased Property.  This sale and assignment does not, and is not intended to, include any obligation of the Sponsor to the Obligors, the Dealers or any other Person relating to the Receivables and the other Purchased Property, and the Depositor does not assume any of these obligations.

Section 2.2.                                 Payment of Purchase Price.  In consideration for the Purchased Property, the Depositor will pay to the Sponsor $1,045,013,821.46 on the Closing Date.  The Depositor and the Sponsor each represents and warrants to the other that the amount paid by the Depositor on the Closing Date, together with the increase in the value of the Sponsor’s capital in the Depositor, is equal to the fair market value of the Receivables and the other Purchased Property.

Section 2.3.                                 Acknowledgement of Further Assignments.  The Sponsor acknowledges that (a) under the Sale and Servicing Agreement, the Depositor will sell and assign all of its right, title and interest in the Purchased Property and its rights under this Agreement to the Issuer and (b) under the Indenture, the Issuer will assign and pledge the Purchased Property and related property and rights to the Indenture Trustee for the benefit of the Secured Parties.

Section 2.4.                                 Savings Clause.  The Sponsor and the Depositor intend that the sale and assignment under this Agreement be an absolute sale and assignment of the Purchased Property, conveying good title to the Purchased Property free and clear of any Lien, other than Permitted Liens, from the Sponsor to the Depositor.  The Sponsor and the Depositor intend that the Purchased Property not be a part of the Sponsor’s estate if there is a bankruptcy or insolvency of the Sponsor.  If, despite the intent of the Sponsor and the Depositor, the transfer of the Purchased Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute sale and assignment, the Sponsor Grants to the Depositor a security interest in the Sponsor’s right, title and interest in the Purchased Property to secure a loan in an amount equal to all amounts payable by the Sponsor under this Agreement, all amounts payable as principal or interest on the Notes, all amounts payable as Servicing Fees under the Sale and Servicing Agreement and all other amounts payable by the Issuer under the Transaction Documents.  In that case, this Agreement will be a security agreement and the Depositor will have the rights and remedies of a secured party and creditor under the UCC.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.                                 Sponsor’s Representations and Warranties.  The Sponsor makes the following representations and warranties on which the Depositor is relying in purchasing the Purchased Property.  The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Purchased Property by the Sponsor to the Depositor under this Agreement and by the Depositor to the Issuer under the Sale and Servicing Agreement and the pledge of the Purchased Property by the Issuer to the Indenture Trustee under the Indenture:

(a)                                 Organization and Qualification.  The Sponsor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Sponsor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Sponsor’s ability to perform its obligations under this Agreement.

(b)                                 Power, Authority and Enforceability.  The Sponsor has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Sponsor has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Sponsor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Sponsor’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Agreement), (iii) violate the Sponsor’s certificate of formation or limited liability company agreement or (iv) violate a law or, to the Sponsor’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties that applies to the Sponsor, which, in each case, would reasonably be expected to have a material adverse effect on the Sponsor’s ability to perform its obligations under this Agreement.

(d)                                 No Proceedings.  To the Sponsor’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement, (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Sponsor’s ability to perform its obligations under, or the validity or enforceability of, this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Sponsor, the performance by the Sponsor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)                                  Not an Investment Company.  The Sponsor is not required to be registered as an “investment company” under the Investment Company Act.

Section 3.2.                                 Sponsor’s Representations and Warranties About Pool of Receivables.  The Sponsor makes the following representations and warranties about the pool of Receivables on which the Depositor is relying in purchasing the Purchased Property.  The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Purchased Property by the Sponsor to the Depositor under this Agreement and by the Depositor to the Issuer under the Sale and Servicing Agreement and the pledge of the Purchased Property by the Issuer to the Indenture Trustee under the Indenture.

(a)                                 Valid Sale.  This Agreement evidences a valid sale and assignment of the Purchased Property from the Sponsor to the Depositor, enforceable against creditors of and purchasers from the Sponsor.

(b)                                 Good Title to Purchased Property.  Immediately before the sale and assignment under this Agreement, the Sponsor has good and marketable title to the Purchased Property free and clear of any Lien, other than Permitted Liens, and, immediately after the sale and assignment under this Agreement, the Depositor will have good and marketable title to the Purchased Property, free and clear of any Lien, other than Permitted Liens.

(c)                                  Security Interest in Purchased Property.

(i)             This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Property in favor of the Depositor, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of and purchasers from the Sponsor.

(ii)          All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Purchased Property, to give the Issuer a first priority, validly perfected ownership and security interest in the Sold Property and to give the Indenture Trustee a first priority perfected security interest in the Collateral, will be made within ten days after the Closing Date.

(iii)       All financing statements filed or to be filed against the Sponsor in favor of the Depositor describing the Purchased Property sold under this Agreement will contain a statement to the following effect:  “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee.”

(iv)      The Sponsor has not authorized the filing of and is not aware of any financing statements against the Sponsor that include a description of collateral covering any Purchased Property other than the financing statements relating to the security interest Granted to the Depositor under this Agreement, by the Depositor to the Issuer under the Sale and Servicing Agreement or by the Issuer to the Indenture Trustee under the Indenture, or that has been terminated.

(d)                                 Selection Procedures.  The Sponsor did not use selection procedures believed to be adverse to the Noteholders in selecting the Receivables from its portfolio of retail installment sale contracts.

(e)                                  Schedule of Receivables.  The Schedule of Receivables contains an accurate and complete list of unique asset identifying numbers for the Receivables.

Section 3.3.                                 Sponsor’s Representations and Warranties About Each Receivable.  The Sponsor makes the following representations and warranties about each Receivable on which the Depositor is relying in purchasing the Receivables.  The representations and warranties are made as of the Closing Date or other dates stated and will survive the sale and assignment of the Receivables by Ford Credit to the Depositor under this Agreement and by the Depositor to the Issuer under the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee under the Indenture.

(a)                                 Origination.  The Receivable was originated by a Dealer in the United States under United States law for the retail sale of a Financed Vehicle in the ordinary course of the Dealer’s business.  The Receivable was signed by the Dealer and the Obligor.  The Receivable was purchased by the Sponsor from the Dealer and validly assigned by the Dealer to the Sponsor.

(b)                                 Simple Interest.  The Receivable provides for level monthly payments in U.S. dollars that fully amortize the Amount Financed by its stated maturity and yield interest at the Annual Percentage Rate and applies a simple interest method of allocating a fixed payment to principal and interest.

(c)                                  Prepayment.  The Receivable allows for prepayment without penalty.

(d)                                 No Government Obligors.  The Receivable is not an obligation of the United States or a State or local government or of an agency, department, instrumentality or political subdivision of the United States or a State or local government.

(e)                                  Insurance.  The Receivable requires the Obligor to have physical damage insurance covering the Financed Vehicle.

(f)                                   Compliance with Underwriting Procedures.  The Receivable was underwritten according to the Underwriting Procedures in all material respects.

(g)                                  Valid Assignment.  The Receivable was originated in, and is subject to the laws of, a jurisdiction which permits the sale and assignment of the Receivable.  The terms of the Receivable do not limit the right of the owner of the Receivable to sell and assign the Receivable.

(h)                                 Compliance with Law.  At the time it was originated, the Receivable complied in all material respects with all requirements of law in effect at the time.

(i)                                     Binding Obligation.  The Receivable is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the Financed Vehicle and represents the legal, valid and binding payment obligation of the Obligor, enforceable in all material respects by the holder of the Receivable, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles and consumer financial protection laws.

(j)                                    Security Interest in Financed Vehicle.  The Sponsor has, or the Servicer has started procedures that will result in the Sponsor having, a perfected, first priority security interest in the Financed Vehicle, which security interest was validly created and is assignable by the Sponsor to the Depositor.

(k)                                 Good Title to Receivable.  Immediately before the sale and assignment under this Agreement, the Sponsor has good and marketable title to the Receivable free and clear of any Lien, other than Permitted Liens, and, immediately after the sale and assignment under this Agreement, the Depositor will have good and marketable title to the Receivable, free and clear of any Lien, other than Permitted Liens.

(l)                                     Chattel Paper.  The Receivable is either “tangible chattel paper” or “electronic chattel paper” within the meaning of the applicable UCC and there is only one original authenticated copy of the Receivable.

(m)                             Servicing.  The Receivable was serviced in compliance with law and the Servicing Procedures in all material respects from the time it was originated to the Cutoff Date.

(n)                                 No Bankruptcy.  As of the Cutoff Date, the Sponsor’s receivables systems do not indicate that the Obligor on the Receivable is a debtor in a bankruptcy proceeding.

(o)                                 Receivable in Force.  As of the Cutoff Date, neither the Sponsor’s receivables systems nor the Receivable File indicate that the Receivable was satisfied, subordinated or rescinded, or that the Financed Vehicle was released from the Lien created under the Receivable.

(p)                                 No Amendments or Modifications.  No material term of the Receivable has been affirmatively amended or modified, except amendments and modifications indicated in the Sponsor’s receivables systems or in the Receivable File.

(q)                                 No Extensions.  As of the Cutoff Date, the Receivable was not amended to extend the due date for any payment other than a change of the monthly due date.

(r)                                    No Defenses.  There is no right of rescission, setoff, counterclaim or defense asserted or threatened against the Receivable indicated in the Sponsor’s receivables systems or in the Receivable File.

(s)                                   No Payment Default.  Except for a payment that is not more than 30 days Delinquent as of the Cutoff Date, no payment default exists on the Receivable.

(t)                                    Term of Receivable.  The original term of the Receivable is not greater than 72 months counting the period from the origination date to the first payment date as a single month.

(u)                                 Scheduled Payments.  The first scheduled due date on the Receivable is no later than 30 days after the Cutoff Date.

Section 3.4.                                 Sponsor’s Repurchase of Receivables for Breach of Representations.

(a)                                 Investigation of Breach.  If a Responsible Person of the Sponsor (i) has knowledge of a breach of a representation or warranty made in Section 3.3, (ii) receives notice from the Depositor, the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 3.3, (iii) receives a Repurchase Request from the Owner Trustee or the Indenture Trustee for a Receivable or (iv) receives a Review Report that indicates a Test Fail for a Receivable, then, in each case, the Sponsor will investigate the Receivable to confirm the breach and determine if the breach has a material adverse effect on the Receivable.  None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Receivable is required to be repurchased under this Section 3.4.

(b)                                 Repurchase of Receivables; Payment of Purchase Price.  The Sponsor may, and if the breach has a material adverse effect on the Receivable will, repurchase the Receivable described in Section 3.4(a) by paying the Purchase Amount on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Sponsor has knowledge or receives notice of and confirms the breach or, at the Sponsor’s option, on or before the following Payment Date, unless the breach is cured in all material respects before that Payment Date.  If Ford Credit is the Servicer, the Sponsor may cause the Purchase Amount to be paid according to Section 4.3(c) of the Sale and Servicing Agreement.

(c)                                  Sale and Assignment of Repurchased Receivable.  When the Sponsor’s payment of the Purchase Amount for a Receivable is included in Available Funds for a Payment Date, the Depositor will be deemed to have sold and assigned to the Sponsor, effective as of the last day of the Collection Period before the related Collection Period, all of the Depositor’s right, title and interest in the Receivable and all security and documents relating to the Receivable.  The sale will not require any action by the Depositor and will be without recourse, representation or warranty by the Depositor except the representation that the Depositor owns the Receivable free and clear of any Lien, other than Permitted Liens.  After the sale, the Servicer will mark its receivables systems to indicate that the receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Purchased Receivable, free from any Lien of the Depositor, the Issuer or the Indenture Trustee.

(d)                                 Repurchase Sole Remedy.  The sole remedy for a breach of the Sponsor’s representations and warranties made in Section 3.3 is to require the Sponsor to repurchase the Receivable under this Section 3.4.  The Depositor will enforce the Sponsor’s repurchase obligation under this Section 3.4.

(e)                                  Dispute Resolution.  The Sponsor agrees to be bound by the dispute resolution terms in Section 2.6 of the Sale and Servicing Agreement as if they were part of this Agreement.

Section 3.5.                                 Depositor’s Representations and Warranties.  The Depositor represents and warrants to the Sponsor as of the Closing Date:

(a)                                 Organization and Qualification.  The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement.

(b)                                 Power, Authority and Enforceability.  The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement.  The Depositor has authorized the execution, delivery and performance of this Agreement.  This Agreement is the legal, valid and binding obligation of the Depositor and enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Depositor’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than the Sale and Servicing Agreement), (iii) violate the Depositor’s certificate of formation or limited liability company agreement or (iv) violate a law or, to the Depositor’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties that applies to the Depositor, which, in each case, would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement.

(d)                                 No Proceedings.  To the Depositor’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement, (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor’s ability to perform its obligations under, or the validity or enforceability of, this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Depositor, the performance by the Depositor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)                                  Not an Investment Company.  The Depositor is not required to be registered as an “investment company” under the Investment Company Act.

ARTICLE IV
SPONSOR’S AGREEMENTS

Section 4.1.                                 Financing Statements.

(a)                                 Filing of Financing Statements.  The Sponsor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Depositor’s interest in the Purchased Property.  The Sponsor will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(b)                                 Depositor Authorized to File Financing Statements.  The Sponsor authorizes the Depositor to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Depositor may determine are necessary or advisable to perfect the Depositor’s interest in the Purchased Property.  The financing and continuation statements may describe the Purchased Property as the Depositor may reasonably determine to perfect the Depositor’s interest in the Purchased Property.  The Depositor will promptly deliver to the Sponsor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)                                  Relocation of Sponsor.  The Sponsor will notify the Depositor at least ten days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC.  The Sponsor will promptly file new financing statements or amendments to all previously filed financing statements.  The Sponsor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.

(d)                                 Change of Sponsor’s Name.  The Sponsor will notify the Depositor at least ten days before any change in the Sponsor’s name that could make a financing statement filed under this Section 4.1 seriously misleading under Section 9-506 of the UCC.  The Sponsor will promptly file amendments to all previously filed financing statements.

Section 4.2.                                 No Sale or Lien by Sponsor.  Except for the sale and assignment under this Agreement, the Sponsor will not sell or assign any Purchased Property to another Person or Grant or allow a Lien on an interest in any Purchased Property.  The Sponsor will defend the Depositor’s interest in the Purchased Property against claims of third parties claiming through the Sponsor.

Section 4.3.                                 Expenses.  The Sponsor will pay all expenses to perform its obligations under this Agreement and the Depositor’s reasonable expenses to perfect the Depositor’s interest in the Purchased Property and to enforce the Sponsor’s obligations under this Agreement.

Section 4.4.                                 Sponsor’s Receivables Systems.  The Sponsor will mark its receivables systems to indicate that each Receivable is owned by the Depositor or its assignee on the Closing Date and will not change the indication until the Receivable has been paid in full by the Obligor or repurchased by the Sponsor or the Depositor or purchased or sold by the Servicer under a Transaction Document.

Section 4.5.                                 Review of Sponsor’s Records.  The Sponsor will maintain records and documents relating to the origination, underwriting and purchasing of the Receivables according to its customary business practices.  The Sponsor will give the Depositor access to the records and documents to conduct a review of the representations and warranties made by the Sponsor about the Receivables or in connection with any request or demand to repurchase a Receivable or any dispute resolution proceeding for a request or demand or any Review by the Asset Representations Reviewer.  Any access or review will be conducted at the Sponsor’s offices during its normal business hours at a time reasonably convenient to the Sponsor and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Sponsor’s confidentiality and privacy policies.

ARTICLE V
OTHER AGREEMENTS

Section 5.1.                                 No Petition.  The Sponsor agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.  This Section 5.1 will survive the termination of this Agreement.

Section 5.2.                                 Limited Recourse.  The Sponsor agrees that any claim that it may seek to enforce against the Depositor under this Agreement is limited to the Purchased Property only and is not a claim against the Depositor’s assets as a whole or against assets other than the Purchased Property.

Section 5.3.                                 Termination.  This Agreement will terminate when the Issuer is terminated under the Trust Agreement.

ARTICLE VI
MISCELLANEOUS

Section 6.1.                                 Amendments.

(a)                                 Amendments.  The parties may amend this Agreement:

(i)             to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement, in each case, without the consent of the Noteholders or any other Person;

(ii)          to add, change or eliminate terms of this Agreement, in each case, without the consent of the Noteholders or any other Person, if the Depositor or the Sponsor delivers an Officer’s Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)       to add, change or eliminate terms of this Agreement for which an Officer’s Certificate is not or cannot be delivered under Section 6.1(a)(ii), with the consent of the Noteholders of a majority of the Note Balance of each Class of Notes Outstanding (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b)                                 Notice of Amendments.  The Depositor or the Sponsor will notify the Rating Agencies in advance of any amendment.  Promptly after the execution of an amendment, the Sponsor will deliver a copy of the amendment to the Indenture Trustee and the Rating Agencies.

Section 6.2.                                 Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Issuer and the Indenture Trustee, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Sponsor.  No other Person will have any right or obligation under this Agreement.

Section 6.3.                                 Notices.

(a)                                 Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)             for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)          for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)       for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)      for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule B to the Sale and Servicing Agreement, which address the party may change by notifying the other party.

Section 6.4.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 6.5.                                 Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 6.6.                                 WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING RELATING TO THIS AGREEMENT.

Section 6.7.                                 No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 6.8.                                 Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 6.9.                                 Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 6.10.                          Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

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EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Sponsor

By:	/s/ David A. Webb
	Name:	David A. Webb
	Title:	Assistant Treasurer

FORD CREDIT AUTO RECEIVABLES TWO LLC,
as Depositor

By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

[Signature Page to Receivables Purchase Agreement]

Schedule A

Schedule of Receivables

Delivered to Depositor on My Docs at Closing

SA-1